EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 14, 2023	ASTELLAS PHARMA INC.

	By:	/s/ Chad Diehl
	Name:	Chad Diehl
	Title:	Attorney-in-Fact

Date: August 14, 2023	ASTELLAS US HOLDING, INC.

	By:	/s/ Nahrin Marino
	Name:	Nahrin Marino
	Title:	Corporate Secretary

Date: August 14, 2023	ASTELLAS US LLC

	By:	/s/ Nahrin Marino
	Name:	Nahrin Marino
	Title:	Corporate Secretary